UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2015

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification Number)

One Federal Street

Boston, Massachusetts 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 535-4766

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.             Entry into a Material Definitive Agreement

On June 8, 2015, Iron Mountain Incorporated, or the Company, entered into a Scheme Implementation Deed (the “Agreement”) with Recall Holdings Limited, or Recall, to acquire 100% of the issued share capital of Recall (the “Transaction”).  The Transaction will be implemented by way of a recommended court approved Scheme of Arrangement (the “Scheme”), pursuant to which, at the closing of the Transaction, Recall shareholders would be entitled to receive 0.1722 of a share of the Company’s common stock and the Australian dollar equivalent of US$0.50 in cash per each Recall share as of the record date for the Transaction. Alternatively, Recall shareholders would have the option to elect to receive a cash alternative of AU$8.50 per Recall share in cash, subject to a pro-ration mechanism that would cap the total amount of cash consideration to be paid to Recall shareholders at AU$225 million.

Completion of the Scheme is subject to customary closing conditions, including, among others: (i) approval by Recall shareholders of the Scheme by the requisite majorities under the Australian Corporations Act,  (ii) approval by Iron Mountain shareholders of the issuance of new shares of Iron Mountain common stock in connection with the Transaction by the requisite majority, (iii) expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under relevant antitrust/competition and foreign investment legislation in other relevant jurisdictions, (iv) the absence of any final and non-appealable order, decree or law preventing, making illegal or prohibiting the completion of the Transaction, (v) approval from the New York Stock Exchange to the listing of additional shares of Iron Mountain common stock to be issued in the Transaction, (vi) Recall’s delivery of tax opinions in accordance and in compliance with certain tax matter agreements to which Recall is a party and (vii) no events having occurred that would have a material adverse effect on Recall or Iron Mountain.

The Agreement also contains customary representations, warranties and covenants of both Recall and Iron Mountain, including, among others, covenants providing for each of the parties and their subsidiaries to conduct their respective businesses from the date of the Agreement to the closing of the Transaction in the ordinary course of business.

Both Iron Mountain and Recall have agreed not to (i) directly or indirectly solicit or invite enquiries, discussions or proposals in relation to, or which may reasonably be expected to lead to a competing transaction or (ii) directly or indirectly participate in discussions or provide any information to any third-party which may reasonably be expected to lead to a competing transaction, subject to certain limited exceptions to allow each party’s board of directors to comply with its fiduciary duties to its respective shareholders. Notwithstanding these provisions, the Agreement contains provisions allowing both Iron Mountain’s and Recall’s board to change their respective recommendation in response to, among other things, a competing transaction that constitutes a superior proposal.

Each party has agreed to use reasonable efforts to cause the Scheme to be consummated and to obtain required antitrust/competition approvals as soon as practicable.  Additionally, to the extent required to obtain such approvals, Iron Mountain has agreed to offer, negotiate and agree to divestitures and/or similar restraints with respect to Iron Mountain’s or Recall’s businesses, services or assets, except that Iron Mountain will not be required to agree to a divestiture or similar restraint with respect to assets of the Iron Mountain’s or Recall’s records management businesses in the United States and Canada that, in the aggregate, generated  more than US$30 million in revenues during the twelve month period prior to the date of the Agreement.

The Agreement contains certain termination rights for both Recall and Iron Mountain, including if the Scheme is not implemented on or before June 8, 2016, subject to extension as set forth in the Agreement. The Agreement provides that Iron Mountain will pay a termination fee in an amount in cash equal to (A) AU$76,500,000 in the event that any antitrust/competition approval condition is not satisfied or waived and all other conditions (other than final Court approval) are satisfied or waived and (B) AU$25,500,000 if, among other things, Iron Mountain terminates the Agreement to enter into a superior proposal.  The Agreement also provides that Recall will pay a termination fee in an amount in cash equal to AU$25,500,000 if, among other things, Recall terminates the Agreement to enter into a superior proposal and to reimburse Iron Mountain’s expenses up to US$5,000,000 if the Agreement is terminated prior to the Recall shareholder meeting to approve the Scheme in response to the Recall Board changing its recommendation as a result of the independent expert opining that the Transaction is not in the best interests of Recall shareholders.

The Agreement also contemplates that two of Recall’s current directors shall be appointed to the Iron Mountain Board, effective as of the closing of the Transaction and Iron Mountain shall nominate such designees for election at the first Iron Mountain annual meeting following closing of the Transaction.

The Scheme is anticipated to close by the first quarter of 2016.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure

On June 8, 2015, the Company posted on its website, www.ironmountain.com, under “Company” “ — Investors,” an investor presentation, or the Investor Presentation, that includes, among other matters, information related to the Transaction. A copy of the Investor Presentation posted by the Company is furnished as Exhibits 99.1 hereto and is incorporated into this Item 7.01 by reference.

Item 8.01.             Other Events

On June 8, 2015, the Company and Recall issued a joint press release that includes, among other matters, information related to the Transaction. A copy of the press release is filed as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01.             Financial Statements and Exhibits

Exhibit 2.1	Scheme Implementation Deed, dated as of June 8, 2015, by and between Iron Mountain Incorporated and Recall Holdings Limited

Exhibit 99.1	Investor Presentation dated June 8, 2015. (Furnished herewith)

Exhibit 99.2	Press release dated June 8, 2015.

Important Information and Where to Find It

Iron Mountain intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a prospectus relating to the securities Iron Mountain intends to issue to Recall shareholders in the potential acquisition and a proxy statement in connection with the approval of the issuance of Iron Mountain common stock to Recall shareholders.  Equivalent information would be included in the scheme booklet that Recall would prepare and, following approval from the Australian Court, dispatch to its shareholders in connection with the scheme meeting at which Recall shareholders would consider whether or not to approve the acquisition of Recall by Iron Mountain by way of scheme of arrangement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRON MOUNTAIN, RECALL AND THE SCHEME IMPLEMENTATION DEED AND SCHEME OF ARRANGEMENT. Investors and security holders will be able to obtain these materials (if and when they are available) and other documents filed by Iron Mountain with the SEC free of charge at the SEC’s website, www.sec.gov and those documents released by Recall to the Australian Securities Exchange (ASX) announcements platform free of charge at ASX’s website, www.asx.com.au. In addition, stockholders will be able to obtain copies of the registration statement and proxy statement/prospectus (if and when they become available) and other documents filed with the SEC from Iron Mountain’s website at www.ironmountain.com or by directing such request to Iron Mountain at Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Participants in Potential Solicitation

Iron Mountain and certain of its respective directors, executive officers and other persons may be deemed to be participants in the anticipated solicitation of proxies in respect of the vote that would be required by Iron Mountain’s shareholders in connection with the issuance of Iron Mountain common stock as contemplated by the Scheme Implementation Deed. Information regarding Iron Mountain’s directors and executive officers is available in Iron Mountain’s proxy statement filed with the SEC on April 13, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the transaction and the completion of the potential Scheme of Arrangement, the benefits of the potential Scheme of Arrangement, including anticipated future financial and operating results, potential synergies, timing to realize synergies, potential increased synergies above estimates, Recall’s and Iron Mountain’s anticipated dividend payments, expectations relating to future equity and debt issuances by the Company, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of Iron Mountain and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the potential transaction, including potential cost synergies and other synergies (including tax synergies) may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in Iron Mountain’s filings with the SEC and Recall’s filings with ASX, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014 and Recall’s Annual Report for the fiscal year ending June 30, 2014.

The forward-looking statements speak only as of the date of this communication. Neither Iron Mountain nor Recall undertakes any obligation to update these statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

Date: June 8, 2015	By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Executive Vice President, U.S. Federal, Security and Legal

Exhibit Index

Exhibit 2.1	Scheme Implementation Deed, dated as of June 8, 2015, by and between Iron Mountain Incorporated and Recall Holdings Limited

Exhibit 99.1	Investor Presentation dated June 8, 2015. (Furnished herewith)

Exhibit 99.2	Press release dated June 8, 2015.